STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

January 31, 2007

Job Number
C20070201-0042

Corporation Number
E0066112007-2

Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20070070473-40	January 31, 2007 04:45:05 PM

Corporation Name	**Resident Agent**
BIP OIL, INC.	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070070473-40
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 01/31/2007 4:45 PM
	Entity Number E0066112007-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	BIP OIL, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, Nevada 89706 (MANDATORY) Physical Street Address, City, Zip Code (OPTIONAL) Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 110,000,000 Par value per share: $ .001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Bobby Stanley Name P.O. Box 1752, Smithfield, NC 27577 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Oil Development
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Corporation Service Company Name 830 Bear Tavern Road, West Trenton, NJ 08628 Address, City, State, Zip Code Corporation Service Company X By [signature] Signature Name: Title: Assistant Secretary
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. X By [signature] Authorized Signature of R. A. or On Behalf of R. A. Company 1/31/2007 Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Resident Agent Acceptance

General instructions for this form:

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Please print legibly or type; Black Ink Only
2. Complete all fields. Do not highlight.
3. Ensure that document is signed in signature field.

In the matter of BIP OIL, INC.
(Name of business entity)

I, CSC Services of Nevada, Inc.
(Name of resident agent)

hereby state that on 1/31/07 (Date) I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

502 East John Street
(MANDATORY) Physical Street Address

Suite number

Carson City
City

NEVADA

89706
Zip Code

Optional: (address where mail will be sent)

(OPTIONAL) Additional Mailing Address

Suite number

City

State

Zip Code

Signature:
CSC Services of Nevada, Inc.
X By: Elizabeth A. Kemieczny
Authorized Signature of R.A. or On Behalf of R.A. Company

1/31/2007
Date